Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Fourth Quarter and Year End 2016 Results
 Fourth Quarter Net Income of $0.27 Per Share
 Fourth Quarter Normalized FFO of $0.71 Per Share
353,000 Square Feet Leased at 32.0% Rental Rate Increases

Newton, MA (February 16, 2017): Select Income REIT (Nasdaq: SIR) today announced financial results for the quarter and year ended December 31, 2016.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

"During the fourth quarter of 2016, Select Income REIT continued with steady execution of its operating strategy, generating normalized funds from operations of $0.71 per diluted share, a two cents per share increase over the previous quarter ended September 30, 2016. We saw continued momentum in leasing activity during the quarter, with leases executed for approximately 353,000 square feet, which resulted in rents that were 32.0% higher than previous rents for the same space, 17.4 years of weighted average lease term, and leasing capital commitments of only $0.01 per square foot per lease year."

Results for the Quarter Ended December 31, 2016:

Net income attributed to SIR was $24.2 million, or $0.27 per diluted share, for the quarter ended December 31, 2016, compared to $10.9 million, or $0.12 per diluted share, for the same quarter last year. Net income attributed to SIR per diluted share for the quarter ended December 31, 2016 includes a loss on asset impairment of $5.5 million, or $0.06 per diluted share. Net income attributed to SIR per diluted share for the quarter ended December 31, 2015 included a non-cash loss on the distribution of The RMR Group Inc. (Nasdaq: RMR) common stock to SIR's shareholders of $23.7 million, or $0.27 per diluted share.

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended December 31, 2016 were $63.5 million, or $0.71 per diluted share, compared to Normalized FFO attributed to SIR for the quarter ended December 31, 2015 of $67.5 million, or $0.76 per diluted share.

Reconciliations of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributed to SIR and to Normalized FFO attributed to SIR for the quarters ended December 31, 2016 and 2015 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Year Ended December 31, 2016:

Net income attributed to SIR was $116.3 million, or $1.30 per diluted share, for the year ended December 31, 2016, compared to $74.7 million, or $0.86 per diluted share, for the prior year. Net income attributed to SIR per diluted share for the year ended December 31, 2016 includes a loss on asset impairment of $5.5 million, or $0.06 per diluted share. Net income attributed to SIR per diluted share for the year ended December 31, 2015 included acquisition costs primarily related to SIR’s acquisition of Cole Corporate Income Trust, Inc., a loss on early extinguishment of debt and a non-cash loss on the distribution of RMR common stock to SIR's shareholders aggregating $52.5 million, or $0.61 per diluted share.

Normalized FFO attributed to SIR for the year ended December 31, 2016 were $255.8 million, or $2.86 per diluted share, compared to Normalized FFO attributed to SIR for the year ended December 31, 2015 of $249.9 million, or $2.88 per diluted share.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to FFO attributed to SIR and to Normalized FFO attributed to SIR for the years ended December 31, 2016 and 2015 appear later in this press release.

Leasing, Occupancy and Same Property Results:

SIR entered into lease renewals for approximately 253,000 square feet and new leases for approximately 100,000 square feet during the quarter ended December 31, 2016, which resulted in combined weighted average (by square feet) rental rates that were approximately 32.0% higher than prior rents for the same space. The weighted average (by square feet) lease terms for these leases was 17.4 years. Commitments for tenant improvements, leasing costs and concessions for these leases totaled $87,000, or approximately $0.01 per square foot per weighted average lease year.

As of December 31, 2016 and September 30, 2016, 96.8% of SIR’s total rentable square feet was leased, compared to 97.8% as of December 31, 2015. Occupancy for properties owned continuously since October 1, 2015 decreased to 96.7% at December 31, 2016 from 97.8% at December 31, 2015. Same property cash basis net operating income, or Cash Basis NOI, decreased 1.6% for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015, primarily as a result of the decline in occupancy during 2016, partially offset by contractual rent increases for certain properties since October 1, 2015.

Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters and years ended December 31, 2016 and 2015 appear later in this press release.

Recent Investment Activities:

As previously disclosed, on October 12, 2016, SIR acquired a single tenant, net leased office property located in Richmond, VA with approximately 50,000 rentable square feet for a purchase price of $7.8 million, excluding acquisition related costs. This property had a remaining lease term as of the acquisition date of approximately 11.3 years.

On January 13, 2017, SIR acquired a land parcel adjacent to one of its properties located in McAlester, OK for a purchase price of $225,500, excluding acquisition related costs. The land parcel will be used to expand the building for an existing tenant.

On December 29, 2016, SIR entered an agreement to acquire a single tenant, net leased office property located in Tampa, FL with approximately 133,000 rentable square feet for a purchase price of $14.3 million, excluding acquisition related costs. This property has a remaining lease term of approximately 9.5 years.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s fourth quarter and full year 2016 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, February 23, 2017. To access the replay, dial (412) 317-0088. The replay pass code is 10099857.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s fourth quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Fourth Quarter 2016 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENT IN THIS PRESS RELEASE THAT SIR EXPERIENCED CONTINUED MOMENTUM IN LEASING ACTIVITY DURING THE FOURTH QUARTER OF 2016 MAY IMPLY THAT SIR WILL CONTINUE TO EXPERIENCE IMPROVING PROPERTY LEASING CONDITIONS. HOWEVER, SIR'S ABILITY TO LEASE ITS PROPERTIES DEPENDS IN LARGE MEASURE ON MARKET CONDITIONS IN THE AREAS WHERE SIR'S PROPERTIES ARE LOCATED WHEN SUCH PROPERTIES BECOME AVAILABLE FOR LEASE. LEASING MARKET CONDITIONS ARE GENERALLY BEYOND SIR'S CONTROL. IN THE FUTURE, SIR MAY EXPERIENCE INCREASING VACANCIES OR LOWER RENTS AT SIR'S OWNED PROPERTIES; AND

•
THIS PRESS RELEASE STATES THAT SIR HAS ENTERED AN AGREEMENT TO ACQUIRE A PROPERTY FOR $14.3 MILLION, EXCLUDING ACQUISITION RELATED COSTS. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE PRICE AND TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental income	$96,503	$96,750	$387,015	$364,139
Tenant reimbursements and other income	18,332	18,044	74,992	64,226
Total revenues	114,835	114,794	462,007	428,365

Expenses:
Real estate taxes	11,314	10,213	42,879	37,460
Other operating expenses	12,970	11,832	52,957	41,953
Depreciation and amortization	33,522	32,727	133,762	122,906
Acquisition related costs	235	267	306	21,987
General and administrative	6,699	6,371	28,602	25,859
Loss on asset impairment	5,484	—	5,484	—
Total expenses	70,224	61,410	263,990	250,165

Operating income	44,611	53,384	198,017	178,200

Dividend income	396	1,666	1,268	1,666
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,384, $1,362, $5,508 and $5,100, respectively)	(20,737)	(20,175)	(82,620)	(73,885)
Loss on early extinguishment of debt	—	—	—	(6,845)
Loss on distribution to common shareholders of RMR common stock	—	(23,717)	—	(23,717)
Income before income tax expense and equity in earnings (loss) of an investee	24,270	11,158	116,665	75,419
Income tax expense	(78)	(191)	(448)	(515)
Equity in earnings (loss) of an investee	30	(50)	137	20
Net income	24,222	10,917	116,354	74,924
Net income allocated to noncontrolling interest	—	(41)	(33)	(176)
Net income attributed to SIR	$24,222	$10,876	$116,321	$74,748

Weighted average common shares outstanding - basic	89,331	89,285	89,304	86,699
Weighted average common shares outstanding - diluted	89,335	89,291	89,324	86,708

Net income attributed to SIR per common share - basic and diluted	$0.27	$0.12	$1.30	$0.86

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015

Net income attributed to SIR		$24,222	$10,876	$116,321	$74,748
Plus:	depreciation and amortization	33,522	32,727	133,762	122,906
Plus:	loss on asset impairment	5,484	—	5,484	—
Plus:	net income allocated to noncontrolling interest	—	41	33	176
Less:	FFO allocated to noncontrolling interest	—	(118)	(77)	(436)
FFO attributed to SIR		63,228	43,526	255,523	197,394
Plus:	acquisition related costs	235	267	306	21,987
Plus:	loss on early extinguishment of debt	—	—	—	6,845
Plus:	loss on distribution to common shareholders of RMR common stock (2)	—	23,717	—	23,717
Less:	normalized FFO from noncontrolling interest, net of FFO	—	—	—	(62)
Normalized FFO attributed to SIR		$63,463	$67,510	$255,829	$249,881

Weighted average common shares outstanding - basic		89,331	89,285	89,304	86,699
Weighted average common shares outstanding - diluted		89,335	89,291	89,324	86,708

FFO attributed to SIR per share - basic and diluted		$0.71	$0.49	$2.86	$2.28
Normalized FFO attributed to SIR per share - basic and diluted		$0.71	$0.76	$2.86	$2.88
Distributions declared per share		$0.51	$0.50	$2.02	$1.97

(1)       SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on asset impairment and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SIR’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year, and SIR excludes acquisition related costs, loss on early extinguishment of debt, loss on distribution to common shareholders of RMR common stock and Normalized FFO from noncontrolling interest, net of FFO, if any. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

(2)
Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than SIR's carrying amount per share on the day RMR common stock was distributed to SIR's shareholders.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Calculation of NOI and Cash Basis NOI:
Rental income	$96,503	$96,750	$387,015	$364,139
Tenant reimbursements and other income	18,332	18,044	74,992	64,226
Real estate taxes	(11,314)	(10,213)	(42,879)	(37,460)
Other operating expenses	(12,970)	(11,832)	(52,957)	(41,953)
NOI	90,551	92,749	366,171	348,952
Non-cash straight line rent adjustments included in rental income (2)	(5,690)	(6,975)	(24,744)	(27,370)
Lease value amortization included in rental income (2)	(434)	(548)	(1,732)	(3,430)
Lease termination fees included in rental income (2)	—	(75)	—	(123)
Non-cash amortization included in other operating expenses (3)	(213)	(215)	(852)	(430)
Cash Basis NOI	$84,214	$84,936	$338,843	$317,599

Reconciliation of Cash Basis NOI and NOI to Net Income:
Cash Basis NOI	$84,214	$84,936	$338,843	$317,599
Non-cash straight line rent adjustments included in rental income (2)	5,690	6,975	24,744	27,370
Lease value amortization included in rental income (2)	434	548	1,732	3,430
Lease termination fees included in rental income (2)	—	75	—	123
Non-cash amortization included in other operating expenses (3)	213	215	852	430
NOI	90,551	92,749	366,171	348,952
Depreciation and amortization	(33,522)	(32,727)	(133,762)	(122,906)
Acquisition related costs	(235)	(267)	(306)	(21,987)
General and administrative	(6,699)	(6,371)	(28,602)	(25,859)
Loss on asset impairment	(5,484)	—	(5,484)	—
Operating income	44,611	53,384	198,017	178,200

Dividend income	396	1,666	1,268	1,666
Interest expense	(20,737)	(20,175)	(82,620)	(73,885)
Loss on early extinguishment of debt	—	—	—	(6,845)
Loss on distribution to common shareholders of RMR common stock	—	(23,717)	—	(23,717)
Income before income tax expense and equity in earnings (loss) of an investee	24,270	11,158	116,665	75,419
Income tax expense	(78)	(191)	(448)	(515)
Equity in earnings (loss) of an investee	30	(50)	137	20
Net income	$24,222	$10,917	$116,354	$74,924

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above.  SIR defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SIR records those amounts as depreciation and amortization. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributed to SIR or operating income as an indicator of SIR’s operating performance or as a measure of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s Consolidated Statements of Income.  Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$96,503	$96,750	$387,015	$364,139
Tenant reimbursements and other income	18,332	18,044	74,992	64,226
Real estate taxes	(11,314)	(10,213)	(42,879)	(37,460)
Other operating expenses	(12,970)	(11,832)	(52,957)	(41,953)
NOI	90,551	92,749	366,171	348,952
Less:
NOI of properties not included in same property results	(1,017)	(338)	(178,027)	$(156,746)
Same property NOI	$89,534	$92,411	$188,144	192,206

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$89,534	$92,411	$188,144	$192,206
Less:
Non-cash straight line rent adjustments included in rental income (4)	(5,585)	(6,944)	(11,194)	(14,035)
Lease value amortization included in rental income (4)	(553)	(621)	(268)	(425)
Lease termination fees included in rental income (4)	—	(75)	—	(123)
Non-cash amortization included in other operating expenses (5)	(213)	(215)	(536)	(268)
Same property Cash Basis NOI	$83,183	$84,556	$176,146	$177,355

(1)	See footnote (1) on page 7 of this press release for the definitions of NOI and Cash Basis NOI and why SIR believes they are appropriate supplemental measures and how SIR uses these measures.

(2)
For the three months ended December 31, 2016, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of December 31, 2016, and which it owned continuously since October 1, 2015.

(3)
For the year ended December 31, 2016, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of December 31, 2016, and which it owned continuously since January 1, 2015.

(4)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(5)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	December 31,
	2016	2015
ASSETS
Real estate properties:
Land	$1,038,686	$1,036,425
Buildings and improvements	3,103,734	3,083,243
	4,142,420	4,119,668
Accumulated depreciation	(242,628)	(164,779)
	3,899,792	3,954,889

Acquired real estate leases, net	506,298	566,195
Cash and cash equivalents	22,127	17,876
Restricted cash	44	1,171
Rents receivable, including straight line rents of $117,008 and $92,264, respectively, net of allowance for doubtful accounts of $873 and $464, respectively	124,089	99,307
Deferred leasing costs, net	10,051	7,221
Other assets, net	77,281	37,686
Total assets	$4,639,682	$4,684,345

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$327,000	$303,000
Unsecured term loan, net	348,373	347,876
Senior unsecured notes, net	1,430,300	1,426,025
Mortgage notes payable, net	245,643	286,706
Accounts payable and other liabilities	101,605	105,403
Assumed real estate lease obligations, net	77,622	86,495
Rents collected in advance	18,815	16,295
Security deposits	11,887	11,845
Due to related persons	4,475	3,740
Total liabilities	2,565,720	2,587,385

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,427,869 and 89,374,029 shares issued and outstanding, respectively	894	894
Additional paid in capital	2,179,669	2,178,477
Cumulative net income	441,307	324,986
Cumulative other comprehensive income (loss)	20,472	(19,587)
Cumulative common distributions	(568,380)	(387,810)
Total shareholders' equity	2,073,962	2,096,960
Total liabilities and shareholders' equity	$4,639,682	$4,684,345
(END)